FOR IMMEDIATE RELEASE:

EXHIBIT 99.1

PRESS RELEASE

TAYLOR DEVICES ANNOUNCES NEW CORPORATE SECRETARY AND DIRECTOR

NORTH TONAWANDA, NY, JULY 29, 2005 - Taylor Devices, Inc. (NASDAQ SmallCap: "TAYD") has elected Reginald B. Newman, II, 67, to the positions of Corporate Secretary and Member of its corporate Board of Directors.  Mr. Newman was employed by NOCO Energy Corp. since 1960 and continues to serve as its Chairman.  Mr. Newman also serves on the Boards of M&T Bank Corporation, Rand Capital Corporation, and Dunn Tire Corporation and currently chairs the Board of Trustees of the University of Buffalo Foundation, Inc.

Mr. Newman's appointments fill the vacancies that were created when longtime director and secretary Joseph P. Gastel passed away on June 23, 2005.

Douglas P. Taylor, President, stated, "We are continuing to strengthen our Board & senior management and consider ourselves fortunate to be able to work closely with someone of Reginald Newman's stature." He concluded, "Joe Gastel served Taylor Devices loyally and faithfully for over 30 years and I believe he would have supported the addition of Mr. Newman to our team."

Taylor's website can be visited at: www.taylordevices.com

Taylor Devices, Inc.

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